EXHIBIT 5.1

BALLARD SPAHR ANDREWS & INGERSOLL


                                   July 12, 1996



Wellsford Residential Property Trust
610 Fifth Avenue, 7th Floor
New York, New York 10020

Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, New York 10104

     Re: Wellsford Residential Property Trust

Ladies and Gentlemen:

          We have served as Maryland counsel to Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the Registration Statement on Form S-3 to be filed by the Company to register up to an aggregate offering price of $250,000,000 of its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, "Debt Securities"), (ii) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value per share ("Common Shares"),
(iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants"), and (v) rights to purchase Common Shares ("Rights"), for an offering to be made on a delayed or continuous basis in the future pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Registration Statement"). The Debt Securities, Preferred Shares, Common Shares, Warrants and Rights shall be referred to collectively herein as the "Securities." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. A draft of the Registration Statement dated as of July 9, 1996 provided by Robinson Silverman Pearce Aronsohn &
Berman LLP, counsel to the Company;

          2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

          4. The form of Indenture, relating to the Senior Securities, between the Company and an undisclosed trustee, to be attached to the Registration Statement as an exhibit (the "Senior Securities Indenture"), provided by Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company;

          5.   The form of Indenture, relating to the
Subordinated Securities, between the Company and an undisclosed trustee, to be attached to the Registration Statement as an exhibit (the "Subordinated Securities Indenture"), provided by Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company;

          6. Resolutions of the Board of Trustees of the Company and the Executive Committee thereof relating to the sale and issuance of the Securities and the filing of the Registration
Statement with the Securities and Exchange Commission, certified as of the date hereof by the Secretary of the Company (the
"Trustees' Resolutions");

          7. Resolutions of the Board of Trustees relating to the creation of, and delegation of authority to, the Executive
Committee, certified as of the date hereof by the Secretary of the Company;

          8.   A certificate executed by Jeffrey H. Lynford,
Secretary of the Company, dated July 12, 1996;

          9. A certificate of the SDAT as to the good standing of the Company, dated July 11, 1996; and

          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us, there are no facts inconsistent with the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights,
(b) by general equitable principles, or (c) by the doctrine of commercial reasonableness.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

          5. The Common Shares and the Preferred Shares will not be issued in violation of any restriction or limitation contained in Section 6.6 of the Declaration of Trust or a corresponding provision of the Articles Supplementary relating to any class or series of Preferred Shares.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The officers of the Company have been duly authorized to execute and deliver, in the name and on behalf of the Company, any documents evidencing or relating to the Securities, including the Senior Securities Indenture, the Subordinated Securities Indenture, the Warrant Agreements and the Rights Agreements, provided that such documents contain such terms and conditions and such documents are in such forms as shall be deemed necessary or appropriate by such officers, as conclusively evidenced by his or their execution thereof.

          2. The Company has the authority pursuant to the Declaration of Trust to issue up to 100,000,000 shares of beneficial interest, $.01 par value per share. When a series of Preferred Shares has been established in accordance with applicable law and the terms of the Declaration of Trust, upon adoption by the Board of Trustees of the Company of resolutions in form and content as required by applicable law and as required by the Trustees' Resolutions and upon issuance and delivery of shares of such series and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolutions, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable. Upon adoption by the Board of Trustees of the Company of resolutions in the form and content as required by applicable law and as required by the Trustees' Resolutions, and upon issuance and delivery of Common Shares and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolutions, such Common Shares will be validly issued, fully paid and nonassessable.

          3. The issuance of the Senior Securities by the Company has been duly authorized by the Board of Trustees of the Company and, (i) when the final terms of the Senior Securities and the Senior Securities Indenture have been duly established in accordance with applicable law, (ii) upon adoption by the Board of the Trustees of the Company of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when the Senior Securities have been duly established pursuant to the Senior Securities Indenture, duly authenticated by the Senior Securities Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Senior Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and as contemplated by such resolutions, the Senior Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, (b) by general equitable principles, or (c) by the doctrine of commercial reasonableness, except that no opinion is expressed as to any waiver of the defense of usury, any waiver of any stay or extension laws, any provisions providing for the waiver of procedural, judicial or substantive rights, or any provisions providing for the indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy in the Senior Securities Indenture.

          4. The issuance of the Subordinated Securities by the Company has been duly authorized by the Board of Trustees of the Company and, (i) when the final terms of the Subordinated Securities and the Subordinated Securities Indenture have been duly established in accordance with applicable law, (ii) upon adoption by the Board of Trustees of the Company of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when the Subordinated Securities have been duly established pursuant to the Subordinated Securities Indenture, duly authenticated by the Subordinated Securities Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Subordinated Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and as contemplated by such resolutions, the Subordinated Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, (b) by general equitable principles, or (c) by the doctrine of commercial reasonableness, except that no opinion is expressed as to any waiver of the defense of usury, any waiver of any stay or extension laws, any provisions providing for the waiver of procedural, judicial or substantive rights, or any provisions providing for the indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy in the Subordinated Securities Indenture.

          5. The issuance of the Warrants by the Company has been duly authorized by the Board of Trustees of the Company and,
(i) when the final terms of the Warrants and the applicable Warrant Agreement have been duly established in accordance with applicable law and the Declaration of Trust, (ii) upon adoption by the Board of Trustees of the Company of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of Warrants in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute legally issued, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, (b) by general equitable principles, or (c) by the doctrine of commercial reasonableness.

          6. The issuance of the Rights by the Company has been duly authorized by the Executive Committee of the Board of Trustees of the Company and, (i) when the final terms of the Rights and the applicable Rights Agreement have been duly established in accordance with applicable law and the Deed of Trust, (ii) upon adoption by the Board of Trustees of the Company of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Rights Agent in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers of the Rights in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Rights will constitute legally issued, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, (b) by general equitable principles, or (c) by the doctrine of commercial reasonableness.

          The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws and regulations or the real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your benefit and may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews &
                                        Ingersoll

                                   Ballard Spahr Andrews &
                                   Ingersoll